SOP/GDJ M38905627/1/74702998 UNOFFICIAL TRANSLATION ARTICLES OF ASSOCIATION of: ASML Holding N.V. with corporate seat in Veldhoven dated 12 May 2022 Name and seat. Article 1. 1.1. The name of the company is: ASML Holding N.V. 1.2. It has its corporate seat in Veldhoven. 1.3. The provisions of sections 2:158 to 2:162 inclusive and 2:164 of the Dutch Civil Code shall apply to the company. Objects. Article 2. The objects of the company are to establish, participate in, administer and finance companies and enterprises including, in particular, companies and enterprises engaged in the development, manufacture and trading of products which are used for the production of semi-conductors, especially lithographic products and systems, and the development and exploitation of technical and other expertise in the field of or in connection with the products and systems referred to above, and to do everything pertaining thereto or connected therewith, including to perform or have performed industrial, commercial and financial activities, to perform or have performed services in general, all this in the widest sense. Share capital and shares. Article 3. 3.1. The authorized share capital of the company amounts to one hundred twenty-six million euro (EUR 126,000,000), divided into seven hundred million (700,000,000) ordinary shares ("ordinary shares") with a par value of nine eurocent (EUR 0.09) each and seven hundred million (700,000,000) cumulative preference shares ("preference shares") with a par value of nine eurocents (EUR 0.09) each. 3.2. Where in these articles of association reference is made to shares and shareholders, this shall include the shares of each class as well as the holders of shares of each class respectively, unless explicitly provided otherwise. Issuance of shares. Article 4. 4.1. The board of management shall have the power to issue shares if and insofar as the board of management has been designated by the general meeting as the authorized body for this purpose. The board of management requires the approval of the supervisory board for a resolution with respect to such issuance. A designation as referred to above shall only be effective for a specific period not exceeding five years and may be extended for no longer than five years on each occasion. Exhibit 1.1

2 4.2. If and insofar as a designation as referred to in the first paragraph is not in force, the general meeting shall have the power, upon the proposal of the board of management - which proposal must be approved by the supervisory board - to resolve to issue shares. 4.3. In the event of an issuance of ordinary shares against payment in cash, holders of ordinary shares shall have a pre-emptive right in proportion to the aggregate nominal amount of the number of ordinary shares held by them. In the event of an issuance of ordinary shares issued against payment other than in cash, pre-emptive rights shall not exist. The board of management shall have the power to resolve to restrict or exclude the pre-emptive rights of these shareholders, if and insofar as the board of management has also been designated by the general meeting for this purpose as the authorized body for the period of such designation. The provisions of the second and third full sentences of the first paragraph shall apply correspondingly. 4.4. If and insofar as a designation as referred to in the third paragraph of this article is not in force, the general meeting shall have the power, upon the proposal of the board of management - which proposal must be approved by the supervisory board - to resolve to restrict or exclude the pre-emptive rights of the holders of ordinary shares. 4.5. A resolution of the general meeting in accordance with the third or fourth paragraph of this article requires a majority of at least two thirds of the votes cast if less than one half of the issued share capital is represented at the meeting. 4.6. In order for resolutions of the general meeting to issue shares or to designate the board of management, as referred to in paragraph 1 and 2 of this article, to be valid, a prior or simultaneous resolution granting approval is required from each group of holders of shares of the same class whose rights are adversely affected by the issuance. 4.7. The ordinary shares must be paid up in full when they are taken. At least a quarter of the par value shall be paid on preference shares when they are taken. Further payment on the preference shares shall be made within one month after the board of management, subject to the approval of the supervisory board, has made a corresponding request in writing to the shareholders concerned. 4.8. Payment must be made in cash, unless another manner of contribution has been agreed upon. Payment in cash may be made in a foreign currency, subject to the company's consent. The payment obligation may be fulfilled by payment in a foreign currency for the amount in Dutch currency for which the amount so paid is freely exchangeable, determined using the exchange rate on the day of payment or, after applying the provisions of the next sentence, on the day mentioned therein. The company may request that payment shall be made against the exchange rate on a certain day within two months before the last day on which payment must be made, provided the shares or depositary receipts therefor shall be recorded forthwith after the issuance in a price list of a stock exchange outside the Netherlands. 4.9. The provisions of this article shall apply accordingly to the granting of rights to subscribe for shares, but shall not apply to issuance of shares to a person who exercises a right to subscribe for shares that was previously granted. The board of management shall have the power to issue such shares. Acquisition/Disposal of shares in its own share capital. Reduction of share capital. Article 5.

3 5.1. Subject to authorization by the general meeting and with due observance of the other provisions of section 2:98 of the Dutch Civil Code, the board of management may cause the company to acquire for consideration fully paid up shares in its own share capital. 5.2. Shares thus acquired may again be disposed of. The board of management shall not acquire shares in the company's own share capital as referred to above - where an authorization as referred to above has been granted - or dispose of such shares without the approval of the supervisory board. If depositary receipts for shares in the company have been issued, such depositary receipts shall be viewed as shares for the purpose of the provisions of this paragraph and the previous paragraph. 5.3. In the general meeting no votes may be cast on a share held by the company or a subsidiary or for a share for which one of them holds depositary receipts. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge on shares held by the company or a subsidiary are not excluded from the right to vote on such shares if the right of usufruct or the right of pledge was granted prior to the time such share was held by the company or the subsidiary. Neither the company nor a subsidiary may cast votes in respect of a share for which it holds a right of usufruct or a right of pledge. Shares which are not entitled to voting rights pursuant to the provisions of law or this paragraph shall not be taken into account when determining to what extent: the shareholders cast votes; the shareholders are present or represented; or the share capital has been provided or is represented. 5.4. Upon the proposal of the board of management, which proposal must have the prior approval of the supervisory board, the general meeting shall have the power to resolve to reduce the issued share capital: - by cancelling shares acquired by the company in its own share capital; - reducing the par value of the shares by amending the articles of association; - cancelling preference shares, with repayment on those preference shares; or - releasing from the obligation to make further payment on the preference shares upon implementation of a resolution to reduce the par value of the shares, in compliance with relevant provisions of the law. Shares, share certificates and share register. Article 6. 6.1. The shares shall be in registered form. No share certificates shall be issued for the preference shares and the ordinary shares of type I, as referred to in the next paragraph. 6.2. Ordinary shares shall be available: - in the form of an entry in the share register without issuance of a share certificate (such shares are referred to in these articles of association as shares of type I); - and, to the extent the board of management so decides, an entry in the share register with the issuance of a share certificate, which share certificate shall consist of a scrip without dividend sheet (such shares and share certificates are referred to in these articles of association as shares and share certificates of type II). 6.3. The board of management may decide that the registration of ordinary shares of type I shall take place for one or more numbers of shares to be further determined by it.

4 6.4. Share certificates shall be available in such numbers of ordinary shares as the board of management shall determine. 6.5. All share certificates shall be signed by or on behalf of two board of management members, as well as countersigned by one or more persons to be designated by the board of management for that purpose; the signatures may be effected by a printed version of a legible and reproducible message sent by electronic means. 6.6. All share certificates shall be identified by numbers and/or letters in a manner to be determined by the board of management. 6.7. The board of management may determine, provided with the approval of the supervisory board, that for the trade on foreign stock exchanges share certificates will be issued that comply with the requirements set by the foreign stock exchange(s). 6.8. "Share certificate" shall include in these articles of association a certificate of more than one share. 6.9. The company can, pursuant to a resolution of the board of management, subject to the approval of the supervisory board, cooperate in the issuance of certificates in bearer form. Share certificates. Article 7. 7.1. Upon a written request from a person entitled to such certificates, share certificates that are missing or damaged, may be replaced by new certificates, or by duplicates bearing the same numbers and/or letters, provided that the applicant proves his title and - in the case of loss - the loss, to the satisfaction of the board of management, and further subject to such conditions as the board of management may deem necessary. 7.2. The issuance of new certificates or duplicates shall cause the original documents to be invalid. 7.3. The issuance of new certificates or duplicates for share certificates may in appropriate cases, at the discretion of the board of management, be published in newspapers to be determined by the board of management. Shareholders' register. Article 8. 8.1. With due observance of the provisions of law a share register shall be kept by or on behalf of the company, which register shall be regularly updated and which, at the discretion of the board of management, may, in whole or in part, be maintained in more than one copy and at more than one place. At least one copy will be maintained at the office of the company. 8.2. Each shareholder's name, his address, the date on which the shares were acquired, the number and the type of the shares held by him, the date of acknowledgement or service, the amount paid up on each share, and all other information that must be registered pursuant to the provisions of law, as well as such further information as the board of management shall deem desirable, whether at the request of a shareholder or not, shall be entered in the share register. 8.3. The board of management shall determine the form and the contents of the share register with due observance of the provisions of the first two paragraphs of this article. The board of management may determine that the share register shall vary as to its

5 form and contents according to whether they relate to shares of type I or to shares of type II. 8.4 Upon request, a shareholder shall be given free of charge a declaration of what is stated in the share register concerning the shares registered in his name, which statement may be signed by special proxy holders authorized thereto by the board of management. 8.5 The provisions of the preceding paragraphs shall apply accordingly to those who hold a right of usufruct or a right of pledge on one or more shares, in addition to any other information required to be registered in the share register pursuant to law. Exchange of shares. Article 9. 9.1. Subject to the provisions of article 6, a holder of an entry in the share register for one or more shares of type I may, upon his request, obtain one or more share certificates of type II up to an equal nominal amount. 9.2. Subject to the provisions of article 6, a holder of a share certificate of type II registered in his name may, after submitting the share certificate to the company, upon his request obtain an entry in the share register for one or more shares of type I up to an equal nominal amount. 9.3. The board of management may demand that a request as referred to in this article shall be made on a form to be supplied by the company free of charge, which shall be signed by the applicant. Transfer of shares. Article 10. 10.1. Unless the law provides otherwise and except as provided by the provisions of the following paragraphs of this article, the transfer of a share shall require an instrument intended for such purpose and, unless the company itself is a party to the transaction, the written acknowledgement of the transfer by the company; service upon the company of such instrument of transfer or of a copy or extract thereof signed as a true copy by the notary or the transferor shall be considered to have the same effect as an acknowledgement. 10.2. The transfer of a preference share can only take place with due observance of the provisions of article 11. 10.3. In cases where a share of type I is transferred, an instrument of transfer, signed by both parties to the transfer, on a form to be supplied by the company free of charge, must be submitted to the company. 10.4. In cases where a share for which a certificate of type II has been issued is transferred, the share certificate must be submitted to the company, provided that an instrument of transfer as referred to in the previous paragraph, printed on the back of the share certificate, has been duly completed and signed by or on behalf of the transferor, or a separate instrument in substantially the same form is submitted together with the share certificate. 10.5. If a transfer of a share of type II has been effected by service of an instrument of transfer upon the company, the company shall, at the discretion of the board of management, either endorse the transfer on the share certificate or cancel the share

6 certificate and issue to the transferee one or more share certificates registered in name up to an equal nominal amount. 10.6. The company's written acknowledgement of a transfer of a share of type II shall, at the discretion of the board of management, be effected either by endorsement of the transfer on the share certificate as proof of the acknowledgement or by the issuance to the transferee of one or more share certificates registered in name up to an equal nominal amount. 10.7. If a share is being transferred for inclusion in a joint deposit, as meant in the Securities Book-Entry Transfer Act ("Wge") ("Joint Deposit"), the transfer shall be accepted by the intermediary, as meant in the Wge ("Intermediary") in question. In cases where a share is being transferred for inclusion in the giro deposit, as meant in the Wge ("Giro Deposit"), the transfer shall be accepted by the central institute, as meant in the Wge ("Central Institute"). Transfer and acceptation can take place without the cooperation of the other participants in the Joint Deposit and without the cooperation of other Intermediaries. 10.8. An affiliated institution, as meant in the Wge, is empowered to transfer shares for inclusion in the Giro Deposit. An Intermediary is, insofar as deduction is possible pursuant to the Wge, empowered to deduct shares from the Joint Deposit. The Central Institute is, insofar as deduction is possible pursuant to the Wge, empowered to deduct shares from the Giro Deposit for inclusion in a Joint Deposit. 10.9. If the transfer of an ordinary share does not take place in accordance with the provisions of paragraphs 3, 4, 7 and 8 of this article, the transfer of an ordinary share can only take place with the permission of the board of management. The board of management may make its permission subject to such conditions as the board of management may deem necessary or desirable. The applicant shall always be entitled to demand that said permission be granted on the condition that transfer takes place to a person designated by the board of management. The permission shall be deemed to have been granted, should the board of management not have decided on granting permission for the request within six weeks of being requested to do so. 10.10. The provisions of the preceding paragraphs of this article shall apply correspondingly to the allotment of shares in the event of a division of any share constituting joint property, the transfer of a share as a consequence of a writ of execution and the creation of limited rights on a share. 10.11. The submission of requests and the submission of documents referred to in articles 5 to 9 inclusive shall be made at a place to be determined by the board of management. Different places may be determined the different types of shares. 10.12. The company is entitled to charge amounts, at no more than cost, and to be determined by the board of management, to those persons who request any services to be carried out pursuant to articles 5 to 9 inclusive. Preference shares. Article 11. 11.1. The approval of the supervisory board shall be required for every transfer of preference shares. Said approval shall be requested in writing.

7 11.2. If approval is refused, the supervisory board is obliged to designate one or more parties who are willing and able to acquire on payment of cash all the preference shares, to which the request relates at a price to be fixed by the transferor and the supervisory board in joint consultation within two months after said designation. 11.3. If the transferor has not received written notice from the company within three months after receipt by the company of the request to approve the proposed transfer, or a timely written rejection has not been accompanied at the same time by the designation of one or more interested parties as referred to in paragraph 2, the approval of the transfer shall be deemed to have been granted after the above-mentioned period has elapsed or after receipt of the notice of rejection. 11.4. If no agreement has been reached between the transferor and the board of management regarding the price referred to in paragraph 2 within two months after the rejection, said price shall be fixed by an expert to be designated by the transferor and the board of management in joint consultation or, in the absence of agreement thereon within three months after the rejection, by the chairperson of the Royal Dutch Association of Civil-law Notaries (Koninklijke Notariële Beroepsorganisatie) at the request of either party. 11.5. The transferor shall have the right to abandon the transfer, provided that he informs the board of management thereof in writing within one month after he has been informed of the name of the designated party or parties and of the price fixed. 11.6. If a transfer has been approved in accordance with paragraph 1 or paragraph 3, the transferor shall be entitled to transfer all the preference shares, to which his request related, to the party named in the request, during a period of three months after said approval. 11.7. The costs to the company in connection with the transfer may be charged to the party acquiring the shares. 11.8. Any transfer of a preference share shall be entered in the share register. Holders of a right of usufruct, holders of a right of pledge and holders of depositary receipts. Article 12. 12.1. No right of pledge can be established on the preference shares. 12.2. The holder of a right of usufruct who in accordance with the provisions of section 2:88 of the Dutch Civil Code, does not have the right to vote and the holder of a right of pledge who in accordance with the provisions of section 2:89 of the Dutch Civil Code, does not have the right to vote, shall not have the rights conferred by law on the holders of depositary receipts for shares issued with the cooperation of the company. 12.3. Where in these articles of association reference is made to others entitled to attend meetings, this shall include the holders of depositary receipts for shares issued with the cooperation of the company and the persons who, under the provisions of section 2:88 paragraph 4 or section 2:89 of the Dutch Civil Code, have the rights conferred by law on holders of depositary receipts for shares issued with the cooperation of the company. Board of management. Appointment. Article 13.

8 13.1. The company shall be managed by a board of management consisting of at least two members, under the supervision of a supervisory board. 13.2. The board of management members shall be appointed by the supervisory board. The supervisory board shall inform the general meeting of the intended appointment of a board of management member. The provisions of section 2:158 paragraph 10 of the Dutch Civil Code shall apply correspondingly. 13.3. A board of management member shall be appointed for a maximum period of four years provided, however, that unless such board of management member has resigned at an earlier date, his or her term of office shall lapse immediately after the annual general meeting, to be held in the fourth year after the year of his or her appointment. A board of management member may be re-appointed with due observance of the preceding sentence. 13.4. If the number of board of management members falls below two, the powers of the board of management shall remain unaffected. In such case, a meeting of the supervisory board shall be held forthwith to fill the vacancies in the board of management. 13.5. With due observance of the minimum referred to in paragraph 1 of this article, the number of board of management members shall be determined by the supervisory board. Board of management; suspension and removal. Article 14. 14.1. Board of management members may be suspended or removed by the supervisory board. 14.2. The supervisory board shall not remove a board of management member until the general meeting has been heard in respect of the intended removal. 14.3. The board of management members may be suspended by the supervisory board either collectively or individually. Within three months of such suspension a general meeting shall be held to hear the general meeting in connection with the intended removal of the suspended board of management member. If such general meeting is not held within three months of the suspension, the suspension shall lapse. The person concerned shall be entitled to account for his or her actions at that meeting. Representation. Article 15. 15.1. The board of management as well as two members of the board of management acting jointly shall have the authority to represent the company. 15.2. The board of management may grant to persons, whether or not employed by the company, the authority to represent the company and may determine the scope of such power of attorney as well as the title of such persons. 15.3. The board of management is authorized to perform the transactions as referred to in section 2:94 paragraph 1 of the Dutch Civil Code, to the extent such authority has not been explicitly excluded or limited pursuant to a provision of these articles of association. Board of management; decision process and internal rules and regulations. Article 16.

9 16.1. The supervisory board shall appoint one of the board of management members as chairperson and may appoint one of the other members as vice-chairperson. 16.2. Resolutions of the board of management shall be adopted by an absolute majority of votes cast. In case of a tie vote, the chairperson of the board of management shall have a casting vote. 16.3. If a board of management member has a direct or indirect personal conflict of interest with the company, he or she shall not participate in the deliberations and the decision- making process concerned in the board of management. If as a result no resolution of the board of management can be adopted, the resolution is to be adopted by the supervisory board. 16.4. A statement signed by the chairperson or, if appointed, the vice-chairperson, of the board of management or two board of management members, to the effect that the board of management has adopted a particular resolution, shall constitute evidence of such resolution vis-à-vis third parties. 16.5. The board of management shall, subject to the approval of the supervisory board, adopt rules of the board of management. Board of management; decision process. Article 17. 17.1. Without prejudice to the other provisions of these articles of association, resolutions of the board of management shall require the approval of the supervisory board concerning: a. issuance, including the granting of rights to subscribe for shares in the share capital of the company, and acquisition of shares in and debentures chargeable to the company or of debentures chargeable to a limited partnership or general partnership of which the company is a general partner with full liability; b. cooperation in the issuance of depositary receipts for shares in the company; c. application for listing or for withdrawal of the listing of the documents referred to under a and b above in the price list of any stock exchange; d. entry into or termination of a continuing cooperation by the company or a dependent company with another legal entity or partnership or as general partner with full liability in a limited partnership or general partnership, if such cooperation or the termination thereof will materially affect the company; e. acquisition by the company or a dependent company of a direct or indirect participation in the share capital of another company, the value of which is at least equal to the sum of one quarter of the issued share capital and the reserves of the company, as shown in its balance sheet with explanatory notes, as well as any material change in the size of such participation; f. Investments requiring an amount equal to at least one quarter of the issued share capital and reserves of the company, as shown in its balance sheet with explanatory notes; g. a proposal to amend the articles of association; h. a proposal to dissolve the company or a proposal for a legal merger of the company; i. application for bankruptcy or for a moratorium of payments;

10 j. termination of the employment of a considerable number of employees of the company or of a dependent company at the same time or within a short time- span; k. a far-reaching change in the working conditions of a considerable number of employees of the company or of a dependent company; l. a proposal to reduce the issued share capital. 17.2. The supervisory board may grant the approvals required pursuant to this article either for a specific transaction, or for a group of such transactions. 17.3. The supervisory board furthermore may decide that certain clearly defined resolutions from the board of management need to be submitted to the approval of the supervisory board. The supervisory board shall forthwith inform the board of management of such decision. Such resolutions shall be included in the rules and regulations as meant in article 16 paragraph 5. 17.4. Without prejudice to any other applicable provision of these articles of association, the board of management shall also require the approval of the supervisory board and the general meeting for resolutions of the board of management regarding a significant change in the identity or nature of the company or the enterprise, including in any event: a. the transfer of the enterprise or practically the entire enterprise to a third party; b. to conclude or cancel any long-lasting co-operation by the company or a subsidiary (dochtermaatschappij) with any other legal person or company or as a fully liable general partner of a limited partnership or a general partnership, provided that such co-operation or its cancellation is of essential importance to the company; c. to acquire or dispose of a participating interest in the capital of a company with a value of at least one-third of the sum of the assets according to the consolidated balance sheet with explanatory notes thereto according to the last adopted annual accounts of the company, by the company or a subsidiary (dochtermaatschappij). 17.5. The absence of the approval of the supervisory board and the general meeting for a resolution referred to in this article shall neither effect the representative authority of the board of management nor the board of management members. Board of management; prevented from acting or failing to act. Article 18. 18.1. If one or more board of management members are prevented from acting or are failing to act, the remaining members or the only remaining member shall temporarily be in charge of the management of the company. The supervisory board may, however, provide for temporary replacements. "Prevented from acting" means that a board of management member is temporarily unable to perform his or her duties as a result of: a. suspension; b. illness; or c. inaccessibility.

11 In the case of illness or inaccessibility, this means that contact between the board of management member concerned and the company has not been possible for a period of five (5) days, unless the supervisory board sets a different term. 18.2. If all board of management members are prevented from acting or are failing to act, the supervisory board shall be temporarily in charge of the management of the company. In this event, the supervisory board may also provide for temporary replacements or elect to delegate such responsibility for the management of the company to one or more persons, whether or not from among its members. Board of management; remuneration and indemnification. Article 19. 19.1. The policy regarding the remuneration of the board of management members will be adopted by the general meeting upon a proposal of the supervisory board. The proposal for the remuneration policy shall be made available in writing to the works council(s) designated for that purpose by law for its/their information at the same time as it is submitted to the general meeting. 19.2. The remuneration of the board of management members will, with due observance of the policy set out in paragraph 1, be determined by the supervisory board. The supervisory board will submit for approval by the general meeting a proposal regarding the arrangements for remuneration in the form of shares or rights to acquire shares. This proposal includes at least how many shares or rights to acquire shares may be awarded to board of management members and which criteria apply to an award or modification. The absence of the approval of the general meeting shall not invalidate the representative authority of the supervisory board. 19.3. Current and former board of management members shall be reimbursed for: (i) expenses in relation to conducting a defence against claims for damages or conducting a defence in other legal proceedings; and (ii) any damages they may be ordered to pay, incurred due to acts or omissions in the performance of their tasks as board of management member or another function they fulfil at the request of the company. The company shall indemnify them against financial losses that are a direct result of the foregoing. No reimbursement will be awarded and no indemnification will be granted to the party concerned in case and to the extent that a court in the Netherlands irrevocably has established that the acts and omissions may be characterised as being wilfully misconducted or intentionally reckless, including seriously imputable, unless this would be in view of all circumstances of the case contrary to the reasonableness and fairness (redelijkheid en billijkheid). In addition, no reimbursement will be given to the extent that the financial losses are covered by an insurance and the insurer has settled the financial losses. On behalf of the party concerned, the company may take out liability insurance. By means of a written agreement the supervisory board may further implement the foregoing. Supervisory board, supervision on the board of management. Article 20. 20.1. The supervisory board is charged with the supervision of the policies of the board of management and the general course of affairs in the company and its affiliated

12 enterprise. The supervisory board shall support the board of management with its advice. 20.2. The board of management shall provide the supervisory board, in a timely manner, with the information it needs to carry out its duties. At least once per year, the board of management shall inform the supervisory board in writing in respect of the principles of the strategic policy, the general and financial risks and the management and control system of the company. 20.3. The supervisory board shall prepare a profile for its size and composition, taking into consideration the nature of the business, its activities and the desired expertise and background of the supervisory board members. The supervisory board shall discuss the profile as well as any change thereof in the general meeting and with the works council as referred to in section 2:158 paragraph 11 of the Dutch Civil Code, hereinafter referred to as: the works council. Supervisory board; appointment. Article 21. 21.1. The supervisory board shall consist of at least three members or any larger number of members as determined by the supervisory board. The supervisory board shall appoint one of its members as its chairperson. 21.2. Supervisory board members shall be appointed by the general meeting on the recommendation of the supervisory board; in the event as referred to in the last sentence of paragraph 7 of this article the appointment shall be made by the supervisory board. The supervisory board shall inform the general meeting and the works council simultaneously of its nomination. 21.3. The general meeting and the works council may recommend persons to the supervisory board for appointment as a supervisory board member. The supervisory board shall promptly inform them when, as a result of which event and in accordance with which profile, a vacancy in the supervisory board must be filled. In the event the vacancy requires the strengthened right of recommendation as referred to in paragraph 5 of this article, the supervisory board shall include this fact in its information. 21.4. Together with a recommendation or nomination for appointment of a supervisory board member, the following information shall be given of the candidate: age; profession; number of shares held in the share capital of the company and the positions he or she holds or has held insofar as of importance with respect to the fulfilment of the duties of a member of the supervisory board. In addition, reference shall be made as for which companies he or she already serves as a member of the supervisory board; in the event this includes legal entities that belong to the same group it may be sufficient to mention such group. The recommendation or nomination of a member of the supervisory board shall state the grounds on which it is based. In the event of a re-appointment the way in which the candidate has performed his or her duty as a member of the supervisory board. 21.5. With regard to one third of the number of supervisory board members, the supervisory board shall place a person recommended by the works council on the nomination, unless the supervisory board objects to the recommendation on the grounds that the

13 person recommended is expected to be unsuitable for the fulfilment of the duties of supervisory board members or that the supervisory board will not be suitably composed when the appointment is made as recommended. If the number of supervisory board members cannot be divided by three, the nearest lower number that can be divided by three will be the basis for determining the number of members to which this enhanced right of recommendation applies. 21.6. If the supervisory board raises an objection against a person recommended by the works council it will inform the works council of that objection and the reasons for it. The supervisory board shall start consultations with the works council without delay with a view to reaching an agreement on the nomination. If the supervisory board determines that no agreement can be reached, a representative of the supervisory board designated for that purpose shall apply to the Enterprise Division of the Amsterdam Court of Appeal to uphold the objection. The application will not be filed until four weeks have lapsed since the consultations with the works council commenced. The supervisory board shall place the person recommended on the nomination if the Enterprise Division declares the objection unfounded. If the Enterprise Division upholds the objection, the works council may make a new recommendation in accordance with the provisions of paragraph 5 of this article. 21.7. The general meeting may by an absolute majority of votes cast, representing at least one-third of the outstanding share capital, overrule a nomination. If the general meeting with an absolute majority of votes cast overrules the nomination, but this majority does not represent at least one-third of the outstanding share capital, a new meeting can be convened in which meeting the nomination can be overruled by an absolute majority of votes cast. The provisions of section 2:158 paragraph 9 of the Dutch Civil Code apply with regard to convening the general meeting in order to appoint the nominee. If the nomination is rejected the supervisory board shall draw up a new nomination. Paragraphs 3 up to and including 6 of this article shall apply. If the general meeting does not appoint the nominee and does not resolve to reject the nomination, the supervisory board shall appoint the nominee. Supervisory board; prevented from acting or failing to act. Article 22. 22.1. If the number of supervisory board members falls below three, the powers of the supervisory board shall remain unaffected. In such case, the necessary measures to increase the number of members shall be taken forthwith. 22.2. In the event that one or more supervisory board members is prevented from acting or is failing to act, the remaining supervisory board members shall temporarily be in charge of the supervision of the company. The supervisory board may, however, provide for temporary replacements. If all supervisory board members are prevented from acting or are failing to act, other than pursuant to the provisions of article 24 hereafter, then (i) the person or persons previously designated by the supervisory board to act as a temporary replacement, or (ii) if the supervisory board has not provided for a temporary replacement, the person or persons designated by the general meeting to act as a temporary replacement, shall be charged with the responsibilities of the supervisory board, including selecting and

14 nominating supervisory board members for appointment by the general meeting in accordance with the provisions of article 21. In the absence of all supervisory board members, the person or persons designated as a temporary replacement, as referred to in the previous sentence, shall proceed with the required measures to fill the vacancies without delay. "Prevented from acting" means that a supervisory board member is temporarily unable to perform his or her duties as a result of: a. suspension; b. illness; or c. inaccessibility. In the case of illness or inaccessibility, this means that contact between the supervisory board member concerned and the company has not been possible for a period of five (5) days, unless the supervisory board sets a different term. 22.3. The works council may recommend persons for appointment as supervisory board member(s). The person convening the general meeting shall in due time inform the works council that the subject of the appointment of supervisory board member(s) will be considered at the general meeting, specifying whether the appointment is taking place in accordance with the works council's right of recommendation pursuant to article 21 paragraph 5. 22.4. Article 21 paragraphs 5 and 6 shall apply mutatis mutandis. Supervisory board; resignation. Article 23. 23.1. A supervisory board member position may not be held by: a. persons employed by the company; b. persons employed by a dependent company; c. board of management members and persons employed by an employees' organization customarily involved in the establishment of the terms of employment of the persons referred to under a and b. 23.2. A supervisory board member shall be appointed for a maximum period of four years, provided however that unless such supervisory board member resigned at an earlier date, his or her term of office shall lapse immediately after the annual general meeting, to be held in the fourth year after the year of his or her appointment. A supervisory board member may be re-appointed with due observance of the preceding sentence. A supervisory board member, appointed to fulfil an interim vacancy, shall - as far as it concerns the moment of retirement - take the place of his or her predecessor, unless the supervisory board provides otherwise at the moment of his or her appointment. 23.3. The supervisory board establishes a rotation schedule. 23.4. Upon application, the Enterprise Division of the Amsterdam Court of Appeal may remove a member of the supervisory board for dereliction of duties, for other important reasons or on account of any far-reaching change of circumstances as a result of which the company cannot reasonably be required to maintain him or her as a member of the supervisory board. The application can be made by the company, represented for this purpose by the supervisory board, and by a designated representative of the general meeting or the works council.

15 23.5. A supervisory board member may be suspended by the supervisory board; such suspension shall lapse by operation of law if the company has not requested the Enterprises Chamber for the removal of such member as referred to in section 2:161 paragraph 2 of the Dutch Civil Code, within one month of the beginning of the suspension. Withdrawal of confidence in the supervisory board. Article 24. 24.1. The general meeting may withdraw its confidence in the supervisory board by an absolute majority of votes cast, representing at least one third of the issued share capital. If less than one third of the issued share capital is represented at the meeting, a new meeting may be convened in which the general meeting may withdraw its confidence in the supervisory board by an absolute majority of the votes cast, regardless the portion of the share capital represented at the meeting. The resolution to withdraw confidence in the supervisory board shall specify the reasons for the resolution. The resolution may not be passed with regard to supervisory board members appointed by the Enterprise Division in accordance with paragraph 3 of this article. 24.2. A resolution as referred to in paragraph 1 shall not be passed until the board of management has notified the works council of the proposed resolution and the reasons for it. The notification shall take place at least thirty days before the general meeting at which the proposal is to be considered. If the works council determines a position on the proposal, the board of management shall inform the supervisory board and the general meeting of that position. The works council may can have its position explained at the general meeting. 24.3. The resolution referred to in paragraph 1 shall result in the immediate dismissal of the supervisory board members. In that case, the board of management shall request without delay the Enterprise Chamber of the Amsterdam Court of Appeal to appoint of one or more supervisory board members on a temporary basis. The Enterprise Chamber shall determine the consequences of the appointment. 24.4. The supervisory board shall use its best efforts to ensure that a new supervisory board is composed within the period set by the Enterprise Division and in accordance with article 21. Supervisory board; meetings and decision process. Article 25. 25.1. The supervisory board may adopt its resolutions by an absolute majority of votes cast at a meeting where at least one half of its members is present, provided that supervisory board members who have a conflict of interest shall not be taken into account when calculating such quorum. The supervisory board may adopt its resolutions in writing provided that the proposal was sent to all members and no member opposed this method of adopting a resolution and provided that more than half of the members will cast its votes in favour of the proposal. 25.2. If a supervisory board member has direct or indirect personal conflict of interest with the company, he or she shall not participate in the deliberations and the decision-making

16 process in the supervisory board. If as a result thereof no resolution of the supervisory board can be adopted, the resolution can be adopted by the general meeting. 25.3. Minutes shall be kept of the proceedings of the supervisory board meetings, which in any case shall include the resolutions adopted by the meeting. In the event that the resolutions have been adopted outside of a meeting, as referred to in the preceding paragraph, the resolutions so adopted shall be recorded in writing. Such record shall be signed by the chairperson of the supervisory board. 25.4. A statement signed by the chairperson of the supervisory board or two supervisory board members to the effect that the supervisory board has adopted a particular resolution shall constitute evidence of such a resolution vis-à-vis third parties. 25.5. The board of management members shall, if so invited by the supervisory board, attend the meetings of the supervisory board. 25.6. The supervisory board adopts rules of the supervisory board. Supervisory board; remuneration and indemnification. Article 26. 26.1. The company has a policy in respect of remuneration for the supervisory board. The policy will be adopted by the general meeting upon the proposal of the supervisory board. 26.2. Upon the proposal of the supervisory board, the general meeting shall determine the remuneration of supervisory board members within the scope of the remuneration policy referred to in paragraph 1 of this article. A supervisory board member shall not be granted any shares and/or rights to acquire shares by way of remuneration. 26.3. Within the scope of the remuneration policy referred to in paragraph 1 of this article, the supervisory board may grant an additional remuneration to be borne by the company to its chairperson or to members who pursuant to a resolution of the supervisory board have been designated to perform certain functions or activities of the supervisory board. 26.4. Current and former supervisory board members shall be reimbursed for: (i) expenses in relation to defending themselves against claims for damages or defending themselves in other legal proceedings; and (ii) any damages they may be ordered to pay, incurred due to acts or omissions in the performance of their tasks as supervisory board member or any other function they fulfil at the request of the company. The company shall indemnify them against financial losses that are a direct result of the foregoing. No reimbursement will be awarded and no indemnification will be granted to the party concerned in case and to the extent that a court in the Netherlands irrevocably has established that the acts and omissions may be characterized as being willfully misconducted or intentionally reckless, including seriously imputable, unless this would in view of all circumstances of the case be contrary to the standard of reasonableness and fairness (redelijkheid en billijkheid). In addition, no reimbursement will be given to the extent that the financial losses are covered by an insurance and the insurer has settled the financial losses. The company may take out liability insurance on behalf of the party concerned. By means of a written agreement the board of management may further implement the foregoing. General meetings; general.

17 Article 27. 27.1. The annual general meeting shall be held within six months after the end of the financial year. 27.2. The agenda of the annual general meeting shall at least include the following subjects: a. the written report of the board of management containing the course of affairs in the company and the conduct of management in the preceding financial year; b. the adoption of the annual accounts; c. if applicable, discussion of any changes to the company's reserves and dividend policy and justification thereof by the board of management; d. if applicable, the proposal to pay a dividend; e. the discharge of the board of management members in respect of its management during the previous financial year; f. the discharge of the supervisory board members in respect of its supervision during the previous financial year; g. each substantial change in the corporate governance structure of the company; and h. proposals placed on the agenda by the supervisory board, the board of management or shareholders submitted accordance with the provisions of these articles of association shall be discussed and resolved upon. Extraordinary general meeting. Article 28. 28.1. Extraordinary general meetings shall be held as often as deemed necessary by the board of management or the supervisory board, and must be held if one or more shareholders and others entitled to attend the meetings, jointly representing at least one-tenth of the issued share capital make a written request to that effect to the board of management and the supervisory board, specifying in detail the items to be discussed. 28.2. If the board of management fails to comply with a request as referred to in the preceding paragraph in such a manner that the general meeting can be held within six weeks after the request, the persons making the request may be authorized by the President of the Court in 's-Hertogenbosch to convene the meeting themselves. General meeting; place and convocation. Article 29. 29.1. The general meetings shall be held, at the option of the board of management, in Veldhoven, in Eindhoven, in Amsterdam or in The Hague; the convocation shall inform the shareholders and others entitled to attend the meetings accordingly. 29.2. The convocation of the general meeting shall be given in such manner as authorized by law (including, but not limited to, a written notice; a legible and reproducible message sent by electronic means; or an announcement published by electronic means). 29.3. The convocation shall be issued by the board of management or by those persons statutory entitled thereto. General meeting; convocation and agenda. Article 30. 30.1. The convocation shall be given with due observance of the statutory notice period.

18 30.2. The convocation shall state the business to be transacted as well as the other information prescribed by law or these articles of association. 30.3. Any items which one or more shareholders and others entitled to attend the meetings, representing at least one-hundredth of the issued share capital or representing a value of at least fifty million euro (EUR 50,000,000), have requested in writing to be considered, shall be included in the convocation or announced in the same manner, provided that the company has received the reasoned request or the proposal for a resolution no later than the sixtieth day prior to the date of the meeting. The board of management and the supervisory board shall inform the shareholders by means of explanatory notes to the agenda of all facts and circumstances relevant to the proposals on the agenda. These explanatory notes to the agenda shall be published on the website of the company. 30.4. Written requests as referred to in section 2:110 subsection 1 and section 2:114a subsection 1 of the Dutch Civil Code, may be submitted electronically. Requests as referred to in section 2:110 subsection 1 and section 2:114a subsection 1 of the Dutch Civil Code shall comply with conditions stipulated by the board of management, which conditions shall be posted on the company's website. General meeting; meeting order and reporting. Article 31. 31.1. The general meetings shall be presided over by the chairperson of the supervisory board or by any other person designated by the supervisory board. 31.2. A certificate signed by the chairperson confirming that the general meeting has adopted a particular resolution, shall constitute evidence of such resolution vis-à-vis third parties. General meeting; record date. Article 32. 32.1. All holders of shares and others entitled to attend meetings are authorized to attend the general meeting, to address the meeting and, in so far as they have such a right, to vote. 32.2. The chairperson is responsible for an orderly and efficient conduct of the general. All matters regarding the conduct of the general meeting shall be decided upon by the chairperson. 32.3. Persons entitled to attend the general meeting are those who at the record date prescribed by law, hold these rights and are registered as such in a register designated by the board of management for that purpose, regardless of who would have been entitled to attend the shareholders' meeting if no record date would apply. The convocation notice for the general meeting shall state the record date and the manner in which the persons entitled to attend the general meeting meeting may register and exercise their rights. 32.4. The board of management may decide that persons entitled to attend general meetings and vote there may, within a period prior to the general meetings to be set by the board of management, which period cannot start prior to the registration date as meant in paragraph 3, cast their votes electronically and/or by post in a manner to be decided by

19 the board of management. Votes cast in accordance with the previous sentence are equal to votes cast at the meeting. 32.5. The person who wishes to exercise the right to vote and to attend the general meeting has to sign the attendance list prior to the general meeting, as far as applicable stating the name (names) of the person(s) he is representing as proxy holder, the number of shares he is representing and, as far as applicable, the number of votes he is able to cast. 32.6. The written proxies must be provided to the holder of the register no later than the date mentioned in the convocation. 32.7. The provisions of the preceding paragraphs shall apply correspondingly to holders of a right of usufruct or holders of a right of pledge, who have the right to vote. 32.8. The board of management may decide that each person entitled to attend general meetings may by electronic means of communication take note of the business transacted at a shareholders' meeting. 32.9. The board of management may decide that each person entitled to attend general meetings and vote thereat may, either in person or by written proxy, by electronic means of communication vote at that meeting, provided that such person can be identified through the electronic means of communication and furthermore provided that such person can directly take note of the business transacted at the general meeting concerned. The board of management may attach conditions to the use of the electronic means of communication, which conditions shall be announced at the convocation of the general meetings and shall be posted on the company's website. General meeting; votes. Article 33. 33.1. At the general meeting each share shall confer the right to cast one (1) vote. 33.2. Valid votes may be cast for shares held by a person who, for another reason than in his capacity as shareholder of the company, would have been granted any right vis-à-vis the company pursuant to the resolution to be adopted, or who would have been released from any obligation vis-à-vis the company as a result thereof. General meeting; decision process. Article 34. 34.1. Unless these articles of association provide for a larger majority, resolutions shall be adopted with an absolute majority of votes cast. Blank votes and invalid votes shall not be taken into account. The chairperson shall decide on the method of voting and on the possibility of voting by acclamation. 34.2. In a vote concerning reappointments, further votes shall, if necessary, be taken until one of the nominees has obtained an absolute majority. In a tie vote no resolution will have been adopted. The second vote or votes may, at the chairperson's discretion, be taken at a subsequent meeting. 34.3. Except as provided in paragraph 2 above, in the event of a tie vote the relevant proposal shall be deemed rejected. Meetings of holders of ordinary shares. Article 35.

20 Separate meetings of holders of ordinary shares shall be held whenever a resolution of the meeting of holders of ordinary shares is necessary pursuant to the provisions of law and these articles of association. With respect to such meeting articles 28 to 34 inclusive shall apply correspondingly. Meetings of holders of preference shares. Article 36. 36.1. Extraordinary meetings of holders of preference shares shall be held (i) as often as the board of management considers necessary; (ii) whenever a resolution of the meeting of holders of preference shares is necessary pursuant to the provisions of law and these articles of association; and (iii) if holders of preference shares representing at least two- fifths of the issued preference share capital make a written request to that effect to the board of management, specifying in detail the business to be dealt with. 36.2. If the meeting has not been convened within fourteen days after the request in accordance with the preceding sentence by the holders of preference shares has been made, the applicants are authorized to convene the meeting themselves. Place of meetings and convocation. Article 37. 37.1. The chairperson of the board of management shall decide on the place where the meetings of holders of preference shares shall be held. 37.2. The meetings shall be convened by means of a notice to each holder of preference shares. The fact that a notice has not been received or has not been received in time, is no basis for the invalidity of a meeting, unless there is no proof that the notice was indeed ever sent out. 37.3. The notices shall be sent out by the chairperson of the board of management and in the event referred to in article 36 paragraph 2 by the holders of preference shares referred to therein. 37.4. The meeting shall be convened no later than on the eighth day prior to the meeting. 37.5. A meeting at which all the holders of the preference shares are present or represented, may also adopt valid resolutions without fulfilling the convening requirements for convocation as referred to in this article. 37.6. A meeting of holders of preference shares may adopt its resolutions in writing if the proposal has been sent to all holders of preference shares in writing, none of them opposes this manner of decision-making and all the holders of preference shares express themselves in favour of the proposal concerned. 37.7. The provisions concerning the chairpersonship of the meetings, the representation by proxy holders, the adoption of resolutions, the method of voting and tie votes contained in the articles 31, 33 and 34 shall apply correspondingly, provided, however, that only those persons may act as proxy holders who have not been opposed as such by the meeting of holders of preference shares. Annual accounts, management report and distributions. Article 38. 38.1. The financial year shall coincide with the calendar year. 38.2. Annually, within the period set under or pursuant to the law the board of management shall make generally available: the annual accounts, the management report, the

21 auditor's statement as well as other information which, under or pursuant to the law, must be made generally available together with the annual accounts. The board of management submits the annual accounts to the works council. 38.3. The board of management must prepare these annual accounts on business economical basis. 38.4. With the approval of the supervisory board, the board of management shall have the power to determine to what extent the profits - the positive balance of the profit and loss account - shall be retained by way of a reserve, with due observance of the statutory provisions with respect to the statutory reserves and after the provisions of article 39 paragraphs 1 and 2 have been fulfilled. 38.5. The general meeting shall adopt the annual accounts. The board of management shall have the annual accounts examined by a registered accountant designated for that purpose by the general meeting or another expert designated thereto in accordance with the provisions of section 2:393 of the Dutch Civil Code. In the event the general meeting does not designate such expert, the supervisory board is authorized thereto. Such designation may be made for an indefinite period of time. The expert shall issue a report to the general meeting, the supervisory board and the board of management and shall issue a report in writing containing the results thereof. 38.6. The external auditor or the other expert designated in accordance with the provisions of section 2:393 of the Dutch Civil Code shall be invited to the general meeting and is authorized to address the meeting. 38.7. The annual accounts can only be adopted if the general meeting has been informed of the expert's report. 38.8. The board of management shall explain, in a separate chapter of the management report, the principles of the corporate governance structure of the company. 38.9. Copies of the annual accounts which have been prepared, of the expert's report, of the management report and of the information to be added pursuant to any and all statutory provisions can be obtained and shall be available for inspection by the shareholders and others entitled to attend the meetings, at the office of the company as of the day of the said convocation until the close of that meeting to be specified in the convocation to the general meeting at which they will be discussed. Profit and loss; general. Article 39. 39.1. From the profit as shown in the annual accounts adopted by the general meeting, the percentage mentioned below of the amount paid or required to be paid, as of the beginning of the financial year for which the distribution is made, or, if the preference shares were taken in the course of said financial year, as of the day on which the preference shares were taken shall, if possible, first be distributed on those shares. The dividend on the preference shares shall only be distributed for the number of days that such shares were actually outstanding in the financial year concerned. The percentage referred to above shall be equal to the average value of the EURIBOR- percentage for cash loans with a duration of twelve months as published by the administrator of EURIBOR, the European Money Markets Institute (EMMI) located in Belgium or its legal successor(s), or in the absence of EURIBOR as benchmark, another benchmark that is

22 officially determined, appointed or recommended as replacement of EURIBOR by (i) the European Central Bank, or another supervising authority, or in absence of this, (ii) the EMMI, aforementioned - weighted by the amount of days for which this percentage counted - during the financial year for which the distribution is made, plus two hundred basis points. 39.2. If the profit for a financial year is declared and one or more preference shares with repayment have been cancelled or preference shares have been fully repaid in that financial year, those persons who according to the share register referred to in article 8 were holders of said preference shares at the time of the said withdrawal or repayment shall have an inalienable right to a distribution of profit as described below. The profit which, if possible, shall be distributed to the said persons shall be equal to the amount of the distribution to which they would have been entitled under the provisions of paragraph 1 if they had still been holders of the aforementioned preference shares at the time when the profit was declared, this being calculated on the basis of the period for which they were holders of preference shares in the said financial year, a part of a month being counted as a full month. With regard to an alteration to the provisions of this paragraph, the proviso referred to in section 2:122 of the Dutch Civil Code, is made. If in any financial year the profit referred to in paragraph 1 is not sufficient to make the distributions referred to above in this article, the provisions of this article and paragraph 3 shall not apply in the subsequent financial years until the shortfall has been eliminated. 39.3. The profits that remain after article 38 paragraph 4 and paragraphs 1 and 2 of this article have been applied, shall be at the free disposal of the general meeting. 39.4. The general meeting is authorized to reserve said part of the profits, in whole or in part. 39.5. Distributions of profits may only take place to the extent shareholders' equity exceeds the amount of the issued share capital plus the reserve maintained pursuant to law. Profit and loss; distributions. Article 40. 40.1. Upon the proposal of the board of management, which proposal shall require the prior approval of the supervisory board, the general meeting shall be authorized to resolve to make distributions charged to the "other reserves" shown in the annual accounts or charged to "share premium reserve". 40.2. Upon the proposal of the board of management, which proposal shall require the prior approval of the supervisory board, the general meeting shall be authorized to make distributions to shareholders pursuant to article 39, this article 40 paragraph 1 and article 41 in the form of the issuance of shares and in kind. Interim dividends. Article 41. At its discretion and with due observance of the relevant provisions of the law, the board of management, with the prior approval of the supervisory board, may distribute one or more interim dividends on the shares before the annual accounts for any financial year have been adopted; such interim dividend can be made in cash, in kind and in the form of a distribution of shares. These interim dividends may also be distributed on a class of shares. Distributions.

23 Article 42. 42.1. Distributions pursuant to articles 39, 40 and 41, hereinafter referred to as distributions (or in singular: distribution), shall be made payable as from a date to be determined by the board of management. The date on which a distribution is payable for the first time in respect of shares of type I that have been issued may differ from the date in respect of shares of type II issued. 42.2. Distributions shall be made payable at a place or places to be determined by the board of management. 42.3. The board of management may determine the method of payment in respect of cash distributions on shares of type I. 42.4. Cash distributions in respect of shares for which share certificates of type II have been issued shall be paid, if such distributions are made payable only outside the Netherlands, in the currency of the country concerned, converted at the exchange rate on a day and time to be determined and announced by the board of management. If and insofar as on the first day on which a distribution is made payable, the company is unable, as a consequence of governmental regulations or other extraordinary circumstances beyond its control, to make the payment at the place designated outside the Netherlands or in the relevant foreign currency, the board of management may to that extent designate one or more places in the Netherlands instead where the distributions are made payable. In that event the provisions of the first sentence of this paragraph shall no longer apply. 42.5. The person entitled to any distribution on shares shall be the person in whose name the share is registered or, in the event of limited rights, the person whose right appears well-founded, at the date to be determined by the board of management for the purpose of each distribution in respect of the different types of shares. Such a payment shall acquit the company. 42.6. Notices relating to distributions and to the dates and places referred to in the preceding paragraphs of this article, shall be published in such manner as the board of management may deem desirable. 42.7. Claims for payment of distributions in cash shall lapse if such distributions have not been collected within five years following the date on which they were made payable. 42.8. In case of a distribution by way of shares in the share capital of the company pursuant to article 40 paragraph 2 those shares shall be registered in the share register. A share certificate of type II shall be issued to the holders of shares of type II for a nominal amount equal to the amount added. 42.9. The provisions of paragraphs 5 and 8 shall apply correspondingly in respect of any other distributions that do not take place pursuant to the articles 39, 40 and 41. Amendment of articles of association, dissolution and liquidation. Article 43. 43.1. A resolution to amend the articles of association or to dissolve the company shall only be valid if: a. the approval of the supervisory board has been or will be obtained; b. the complete proposals were available for inspection by the shareholders and the others entitled to attend meetings at the office of the company and - in the event

24 of a listing - at a banking institution designated in the convocation to the general meeting, as from the date of said convocation until the close of that meeting; and c. without prejudice to the provision of paragraph 3 of this article the resolution is adopted at a general meeting at which more than one half of the issued share capital is represented and with at least three-fourths of the votes cast; if the required share capital is not represented at a meeting convened for that purpose, a subsequent meeting shall be convened, to be held within four weeks of the first meeting, at which, irrespective of the share capital represented, the resolution can be adopted with at least three-fourths of the votes cast. 43.2. A resolution to appoint a registered accountant or other expert designated in accordance with section 2:393 of the Dutch Civil Code is also only valid if the provisions referred to in the preceding paragraph of this article under c have been fulfilled, provided, however, that instead of the majority of at least three-fourths of the votes cast referred to under c of that paragraph, a majority of at least two-thirds is required. 43.3. If a resolution as referred to in the first and second paragraph of this article is proposed by the board of management, the resolution will be adopted, contrary to the provisions of paragraph 1 under c and paragraph 2 of this article, with an absolute majority of votes cast irrespective of the represented share capital at the meeting. Liquidation. Article 44. 44.1. If the company is dissolved, liquidation shall be effected by the board of management under the supervision of the supervisory board, unless the general meeting resolves otherwise. 44.2. When adopting a resolution to dissolve the company, the general meeting may grant the liquidators and the persons charged with the supervision of the liquidation a remuneration. 44.3. After the liquidation has ended, the liquidators shall render account in accordance with the provisions of Book 2 of the Dutch Civil Code. Liquidation surplus. Article 45. After all liabilities have been settled, including costs made in connection with the liquidation, first, if possible, all holders of preference shares shall be paid the amount paid on their shares increased by the percentage referred to in article 39 paragraph 1 to be calculated over the financial year in which the payment takes place until the moment of payment, and by the previous years' shortfall in dividend on said shares. The balance shall be paid on the ordinary Shares. Consignment account. Article 46. The amounts that are payable to shareholders or creditors and have not been claimed within six months after they have been made payable, shall be deposited in a consignment account. Provisions remaining in force after liquidation. Article 47. The provisions of these articles of association shall remain in force during the liquidation period, in so far these provisions can still be implemented. Fractional shares.

25 Article 48. 48.1. Each ordinary share consists of such number of fractional shares as will be determined by the board of management, which number shall be recorded at the trade register within eight (8) days after such determination. The par value of an ordinary share divided by the number of fractional shares as determined by the board of management, represents the par value of a fractional share. 48.2. Every fractional share shall be in registered form. 48.3. Without prejudice to the other provisions of this article 48, the provisions of Title 4 of Book 2 of the Dutch Civil Code on shares and shareholders shall apply accordingly to fractional shares and holders of fractional shares, to the extent not stipulated otherwise in those provisions. 48.4. The provisions of these articles of association with respect to shares and shareholders shall apply accordingly to fractional shares and holders of fractional shares, to the extent not stipulated otherwise in paragraphs 5 and 6 of this article 48. 48.5. A holder of one or more fractional shares may exercise the meeting and voting rights attached to an ordinary share together with one or more other holders of one or more fractional shares to the extent the total number of fractional shares held by such holders of fractional shares equals the number of fractional shares which constitute an ordinary share or a multiple thereof. These rights shall be exercised either by one of them who has been authorized to that effect by the others in writing, or by a proxy authorized to that effect by those holders of fractional shares in writing. 48.6. The (interim) dividend and any other distribution to which the holder of one ordinary share is entitled divided by the number of fractional shares which constitute an ordinary share, represents the entitlement to the (interim) dividend and any other distribution of a holder of a fractional share. 48.7. At the written request to that effect made by a holder of ordinary shares, the board of management shall resolve that each ordinary share designated in the resolution will be converted into such number of fractional shares as determined by the board of management in accordance with paragraph 1 of this article 48. This shall be recorded in the shareholders’ register. The company may charge costs for a conversion and recording as referred to hereinbefore in this paragraph to the applicant. 48.8. Leaving aside the situation referred to in paragraph 7 of this article 48, in the event the holder of one or more fractional shares acquires such number of fractional shares that the total number of fractional shares held equals the number of fractional shares which constitute an ordinary share, the fractional shares shall by operation of law be consolidated into one ordinary share. This shall be recorded in the shareholders’ register.